[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


                              ABS New Transaction


                                  Term Sheet
                                  ----------

                                 $950,000,000
                                 (Approximate)

                                  CWHEQ, Inc.
                                   Depositor


                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2007-B
                                Issuing Entity


                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2007-B


                         [LOGO OMITTED]COUNTRYWIDE(R)
                                  HOME LOANS
                          Sponsor and Master Servicer

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


The information in this free writing prospectus is preliminary and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   2 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


                          $950,000,000 (Approximate)

             CWHEQ Revolving Home Equity Loan Trust, Series 2007-B

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2007-B
         ------------------------------------------------------------


========== ================= ======================= =============== ======================== =================== =================
                Approximate                             WAL (Years)           Payment Window      Last Scheduled   Expected Rating
Class            Amount (1)               Note Rate    Call/Mat (2)    (Months) Call/Mat (2)        Payment Date     (S&P/Moody's)
---------- ----------------- ----------------------- --------------- ------------------------ ------------------- -----------------
A              $950,000,000    LIBOR +0.150%(3) (4)     2.21 / 2.42             1-67 / 1-146            Feb 2037         AAA / Aaa
---------- ----------------- ----------------------- --------------- ------------------------ ------------------- -----------------
Total          $950,000,000
========== ================= ======================= =============== ======================== =================== =================

(1)   Subject to a permitted variance of +/- 10%.

(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of March 30, 2007.

(3) The coupon for the initial interest accrual period will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).

(4)   Subject to the Net WAC of the Mortgage Loans.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   3 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


Transaction Participants
------------------------

Underwriter:

Countrywide Securities Corporation.

Originators:

Countrywide Home Loans, Inc. ("Countrywide") and Countrywide Bank, F.S.B.

Sponsor and Master Servicer:

Countrywide.

Depositor:

CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide Financial Corporation).

Custodian:

Treasury Bank, a division of Countrywide Bank, F.S.B., (an affiliate of the Sponsor and Master Servicer).

Note Insurer:

Financial Security Assurance Inc.

Indenture Trustee:

The Bank of New York.

Owner Trustee:

Wilmington Trust Company.

Relevant Dates
--------------

Expected Closing Date:

March 30, 2007.

Expected Settlement Date:

March 30, 2007.

Cut-off Date:

March 22, 2007.

Statistical Calculation Date:

February 28, 2007.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   4 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


Interest Period:

Except with respect to the first Payment Date, the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through May 14, 2007.

Payment Date:

The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing May 15, 2007.

Collection Period:

With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of April 2007.

The Mortgage Loans
------------------

Description of Mortgage Loans:

The Trust will consist of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the "Mortgage Loans"). The Mortgage Loans will be secured by first and second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date Balance of at least $653,771,196 (subject to a variance of +/- 10%). The Mortgage Loans will have principal balances based on credit limits, that may or may not conform to Freddie Mac and Fannie Mae guidelines. Approximately 1.07% of the Mortgage Loans by aggregate principal balance as of the Statistical Calculation Date will be secured by first deeds of trust or mortgages.

The information presented in this Preliminary Term Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of the Statistical Calculation Date. The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date will not vary materially from the information presented herein.

Prefunding:

If the aggregate Cut-off Date Balance of the Mortgage Loans transferred to the Trust on the Closing Date is less than the initial note principal balance of the Notes, the Sponsor will deposit funds equal to the difference in the pre-funding account (the "additional loan account"), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of April 2007 (the "Prefunding Period"), to acquire additional Mortgage Loans. Any amounts remaining in the additional loan account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the Notes on the Payment Date in May 2007.

HELOC Amortization:

The Mortgage Loans are adjustable rate, home equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw Period") of five (5) years (which, in most cases, may be extended for an additional five (5) years with Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCS may not have a repayment period following the Draw Period or may be subject to a five (5), ten (10) or twenty (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 11.25% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date will have underlying senior mortgages that are negative amortization loans.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   5 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


HELOC Accretion:

If the sum of additional balances created from new draws on the Mortgage Loans exceeds the principal collections from the Mortgage Loans in a Collection Period, then the excess (the "Net Draws") will be advanced by the Master Servicer and thereafter will be purchased by the issuing entity with funds advanced by the holder of the Class R-1 Certificates. Net Draws also may be created during the Rapid Amortization Period during which the use of principal collections on the Mortgage Loans to fund additional balances created by new draws may be restricted. The holder of the Class R-1 Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The Net Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:

The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

The Notes
---------

Description of the Notes:

The Class A Notes (the "Class A Notes" or "Notes") will be issued by CWHEQ Revolving Home Equity Loan Trust, Series 2007-B (the "issuing entity"). As of the Closing Date, the note principal balance of the Class A Notes will be $950,000,000 (subject to a permitted variance of +/- 10%).

Description of the Certificates:

The Class C, the Class E-P, the Class R-1 and the Class R-2 Certificates are not offered herein (together the "Certificates").

Federal Tax Status:

It is anticipated that the Notes will represent REMIC regular interests for federal income tax purposes.

Registration:

The Notes will be available in book-entry form through DTC, and if necessary, through Clearstream, Luxembourg and the Euroclear System.

Note Rate:

Except as noted below, the Notes will accrue interest during each Interest Period at a rate equal to the lesser of (a) one-month LIBOR, plus the margin, and (b) the Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. The Notes may also receive payments as described under "Derivative Contract" below. With respect to the initial Interest Period only, the LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

Net WAC:

The "Net WAC" means the weighted average of the loan rates of the Mortgage Loans, adjusted to an effective rate reflecting the accrual of interest based on an actual/360 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment Date, net of the Expense Fee Rate.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   6 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


Expense Fee Rate:

For any Payment Date, the "Expense Fee Rate" will be an amount equal to the sum of (i) the servicing fee rate, (ii) the note insurer premium rate multiplied by a fraction, the numerator of which is the Note Balance on the day prior to such Payment Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period and (iv) commencing with the Payment Date in May 2008, 0.50%.

Basis Risk Carryforward:

On any Payment Date the "Basis Risk Carryforward" for the Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on the Notes during the related Interest Period without giving effect to the Net WAC, over (b) the amount of interest that actually accrued on the Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on the Notes from prior Payment Dates together with accrued interest thereon at the Note Rate without giving effect to the Net WAC. The Basis Risk Carryforward will be paid to the Notes to the extent funds are available from the Mortgage Loans as set forth in "Distributions of Interest" below and from proceeds received under the Derivative Contract.

Distributions of Interest:

Available Interest Collections (as described below) for the Mortgage Loans are to be applied in the following order of priority:

1. concurrently, to pay the indenture trustee the indenture trustee fee and the owner trustee the owner trustee fee;
2.    Note insurance policy premium to the Note Insurer;
3. Accrued monthly interest on the Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);
4.    Investor Loss Amounts allocable to the Notes for such Payment Date;
5. Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon);
6. on and after the fourth Payment Date, to pay down the Notes to create and maintain the required level of overcollateralization;
7.    Payment of any other amounts owed to the Note Insurer;
8. Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement;
9. Basis Risk Carryforward related to the Notes (after application of proceeds received under the Derivative Contract); and
10. Any excess cash flow to the issuing entity for payment to the Certificates under the trust agreement.

Available Interest Collections:

For each Payment Date is the sum of (i) the product of (a) the interest collections on the Mortgage Loans during the related Collection Period including optional advances made by the Master Servicer, and excluding the master servicing fee other fees and premiums payable from the related interest collections and (b) the Floating Allocation Percentage for the Notes for the Payment Date, and (ii) certain deposits on the first and second Payment Dates by the Master Servicer pursuant to the sale and servicing agreement.

The "Floating Allocation Percentage," for any Payment Date will be the lesser of 100% and a fraction whose numerator is the outstanding principal balance of the Notes immediately before that payment date plus the Transferor Interest and whose denominator is the is the Loan Pool Balance for the previous payment date.

Distributions of Principal:

On each Payment Date, Investor Principal Collections will be applied to the Notes until the Note Balance is reduced to zero. Principal collections that are not applied to the payment of the Notes, will be paid to the issuing entity and distributed to the holders of the Certificates pursuant to the trust agreement, subject to the subordination described in "Limited Subordination of Transferor Interest" below.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   7 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


Investor Principal Collections:

Investor Principal Collections is the amount available to pay principal on the Notes on a Payment Date.

Generally, during the Managed Amortization Period, principal collections on the Mortgage Loans will be first applied to pay for additional balances created on the Mortgage Loans during the related Collection Period and, to the extent any amount of Net Draws is outstanding, to pay such Net Draws to the holder of the Class R-1 Certificates. The remainder will be available to pay down the Notes to the extent required to maintain the overcollateralization level at or increase it to the Required Transferor Subordinated Amount.

Generally, after the end of the Managed Amortization Period, principal collections on the Mortgage Loans may not be applied to pay for additional balances created on the Mortgage Loans but may be applied to pay down outstanding Net Draws on a pro rata basis with the outstanding note principal balance of the Notes.

After the end of the Managed Amortization Period, unless a Rapid Amortization Event (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) has occurred, principal collections on the Mortgage Loans will be applied to the payment of the Notes only to the extent required to maintain the overcollateralization level at or increase it to the Required Transferor Subordinated Amount. If a Rapid Amortization Event has occurred, all principal collections will be applied to pay down the Notes.

The "Managed Amortization Period" is the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment Date in April 2017.

Optional Termination:

The Notes may be retired as a result of the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the Note Balance of the Notes is less than or equal to 10% of the initial Note Balance of the Notes.

Derivative Contract:

The Trust will include payments from a derivative contract for the benefit of the Notes (the "Derivative Contract").

Payments to the Trust from the Derivative Contract will be calculated based on the lesser of the notional amount of the Derivative Contract and the Note Balance of the Notes. After the Closing Date, the notional amount of the Derivative Contract will amortize pursuant to the amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the Note Balance of the Notes.

With respect to each Payment Date, payments received on the Derivative Contract will be available to pay the holders of the Notes Basis Risk Carryforward. Any amounts received on the Derivative Contract on a Payment Date that are not used to pay that amount, will be distributed to Countrywide and will not be available for payment of any shortfalls in monthly interest and Basis Risk Carryforward on the Notes on future Payment Dates.

Credit Enhancement:

The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:

1. Excess Interest Collections. The Available Interest Collections remaining after (a) the premium paid to the Note Insurer and (b) the interest paid to the Notes will be allocated as excess interest and to the payment of other items as described under "Distributions of Interest" above.

2. Transferor Interest (Overcollateralization). The Transferor Interest (also referred to as overcollateralization) will be available to provide limited protection against Investor Loss Amounts (as defined below). The "Transferor Interest"


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   8 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


      for a Payment Date will equal (a) the Mortgage Loan Balance at the last day of the related Collection Period (excluding Net Draws) plus any amount in the additional loan account minus (b) the Note Balance of the Notes (after giving effect to the payment of all amounts actually paid on the Notes on that Payment Date). Beginning with the fourth Payment Date, the Transferor Interest will be required to increase to and thereafter be maintained at an amount equal to the Required Transferor Subordinated Amount by applying excess interest collections to the payment of principal on the Notes.

The "Required Transferor Subordinated Amount" means with respect to any Payment Date


      (x) prior to the Stepdown Date, 2.95% of the initial Note Balance of the Notes; and

      (y) after the Stepdown Date, the greater of (A) of 0.50% of the initial Note Balance of the Notes and (B) (i) if the Stepdown Delinquency Test and the Stepdown Cumulative Loss Test have each been met, 5.90% of the Mortgage Loan Balance as of the last day of the related Collection Period immediately prior to such Payment Date or (ii) if either the Stepdown Delinquency Test or the Stepdown Cumulative Loss Test has not been met, the Required Transferor Subordinated Amount for the immediately preceding Payment Date.

      The "Stepdown Date" is the later to occur of (i) the thirty-first Payment Date and (ii) the Payment Date on which the Mortgage Loan Balance is reduced below 50% of the sum of the Mortgage Loan Balance and the amount in the additional loan account, each as of the Closing Date.

      The "Stepdown Cumulative Loss Test" is a test that is met on any date if the percentage of the cumulative losses on the Mortgage Loans as of such date is less than the applicable percentage listed below of the aggregate principal balance of the Mortgage Loans as of the Closing
      Date:

                   --------------------- --------------------
                        Payment Date         Percentage
                   --------------------- --------------------
                            31                  3.25%
                   --------------------- --------------------
                            32                  3.35%
                   --------------------- --------------------
                            33                  3.45%
                   --------------------- --------------------
                            34                  3.55%
                   --------------------- --------------------
                            35                  3.65%
                   --------------------- --------------------
                            36                  3.75%
                   --------------------- --------------------
                            37                  3.85%
                   --------------------- --------------------
                            38                  3.95%
                   --------------------- --------------------
                            39                  4.05%
                   --------------------- --------------------
                            40                  4.15%
                   --------------------- --------------------
                            41                  4.25%
                   --------------------- --------------------
                            42                  4.35%
                   --------------------- --------------------
                            43                  4.45%
                   --------------------- --------------------
                            44                  4.55%
                   --------------------- --------------------
                            45                  4.65%
                   --------------------- --------------------
                            46                  4.75%
                   --------------------- --------------------
                            47                  4.85%
                   --------------------- --------------------
                            48                  4.95%
                   --------------------- --------------------
                            49                  5.05%
                   --------------------- --------------------
                            50                  5.15%
                   --------------------- --------------------
                            51                  5.25%
                   --------------------- --------------------
                            52                  5.35%
                   --------------------- --------------------
                            53                  5.45%
                   --------------------- --------------------
                            54                  5.55%
                   --------------------- --------------------
                            55                  5.65%
                   --------------------- --------------------


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   9 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


                   --------------------- --------------------
                            56                  5.75%
                   --------------------- --------------------
                            57                  5.85%
                   --------------------- --------------------
                            58                  5.95%
                   --------------------- --------------------
                            59                  6.05%
                   --------------------- --------------------
                            60                  6.15%
                   --------------------- --------------------
                           61+                  6.25%
                   --------------------- --------------------

      The "Stepdown Delinquency Test" is a test that is met on any date if the six month (or if less, the number of months since the Closing Date) rolling average 60-day or more delinquency rate on the Mortgage Loans in the loan pool, plus Mortgage Loans that are in foreclosure or are REOs (but not including Mortgage Loans that are in bankruptcy, unless such Mortgage Loans are also in foreclosure, are REOs, or are 60 or more days delinquent), as of such date of determination is less than 4.50%.

      The Transferor Interest will be equal to zero on the Closing Date and no Excess Interest Collections will be applied to pay down the Notes (and consequentially the Transferor Interest will not increase) until the fourth Payment Date.

3. Limited Subordination of Transferor Interest. If on any Payment Date, after application of interest collections, funds are insufficient to pay the premium on the note insurance policy and accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the Notes, then the principal collections from the Mortgage Loans allocable to the Transferor Interest will be applied to cover the insufficiency.

4. Surety Wrap. The Note Insurer will issue a note insurance policy which will guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:

For each Payment Date is the excess of the Note Balance of the Notes immediately before the Payment Date over the sum of the Mortgage Loan Balance and any amount in the additional loan account as of the last day of the related Collection Period.

Mortgage Loan Balance:

For any Payment Date is the aggregate of the principal balances of the Mortgage Loans as of the last day of the related Collection Period.

180 Day Charged-Off Mortgage Loans:

Any Mortgage Loan that is 180 or more days delinquent will be charged-off by the Master Servicer (each, a "Charged-Off Mortgage Loan"). Charged-Off Mortgage Loans will not include any loan charged-off by the Master Servicer prior to the Mortgage Loan becoming 180 days delinquent. After a Mortgage Loan has been charged-off, the Master Servicer will discontinue making optional advances on the Charged-Off Mortgage Loan. The Master Servicer will be entitled to receive a disposition fee from the related Charged-Off Mortgage Loans but will not be entitled to receive any additional servicing compensation on the Charged-Off Mortgage Loan. Charging-off a Mortgage Loan will result in a realized loss equal to the outstanding principal balance of the Mortgage Loan.

Charged-Off Mortgage Loan Proceeds:

On a quarterly basis, the Master Servicer will solicit at least two bids from unaffiliated third parties for the purchase of a Charged-Off Mortgage Loan and sell the Charged-Off Mortgage Loan to the highest bidder. If fewer than two bids are received, the Master Servicer will use reasonable efforts to foreclose the property securing the Charged-Off Mortgage Loan to the extent the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The proceeds from any such sale or foreclosure of a Charged-Off Mortgage Loan (after deducting reimbursable fees and expenses payable to the Master Servicer in connection with such sale or foreclosure) will constitute "Charged-Off Mortgage Loan Proceeds".


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


                                   10 of 11

[LOGO OMITTED]COUNTRYWIDE(R)
----------------------------                         Free Writing Prospectus for
SECURITIES CORPORATION                   CWHEQ Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company                              Series 2007-B
================================================================================


Any Charged-Off Loan Proceeds will be distributed sequentially in the following order:

1. to the Note Insurer for prior draws on its insurance policy (with interest thereon) not covered by Available Interest Funds for such Payment Date;

2. to the Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date; and

3.    any remaining Charged-off Loan Proceeds, to the Class E-P Certificates.

Liquidation Loss Amounts:

For any liquidated Mortgage Loan or Charged-Off Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan has been charged-off or became a liquidated Mortgage Loan, after giving effect to any net liquidation proceeds with respect to any liquidated Mortgage Loan.

ERISA Eligibility:

The Notes are expected to be eligible for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. Prospective plan investors should review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:

The Notes will not constitute "mortgage related securities" for purposes of SMMEA.


                                               Discount Margin Tables (%)

Class A (To Call) (1)
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
CPR                                22%            25%            35%            40%            45%            50%           52%
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
DM @ 100-00                       16.0           16.0           16.0           16.0           16.0           16.0          16.0
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
WAL (yr)                          5.58           4.65           2.74           2.21           1.84           1.55          1.46
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
MDUR (yr)                         4.41           3.78           2.40           1.99           1.68           1.44          1.36
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
Principal Window
Beginning                        05/07          05/07          05/07          05/07          05/07          05/07         05/07
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
Principal Window End             11/19          07/18          04/14          11/12          12/11          03/11         12/10
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------

(1)   Based on a 10% draw rate.


Class A (To Maturity) (1)
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
DM @ 100-00                        16.0           16.0          16.0           16.0           16.0          16.0           16.0
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
WAL (yr)                           5.83           4.88          2.98           2.42           2.01          1.70           1.59
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
MDUR (yr)                          4.51           3.89          2.55           2.13           1.80          1.55           1.46
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
Principal Window
Beginning                         05/07          05/07         05/07          05/07          05/07         05/07          05/07
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
Principal Window End              11/27          03/26         05/21          06/19          12/17         06/16          11/15
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------

(1)   Based on a 10% draw rate.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


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